ATLANTIC BEVERAGE COMPANY, INC.

                        COMPUTATION OF EARNINGS PER SHARE

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
                                                                                                     For the
                                                                                                    Six Months
                                                                                                      Ended
                                                                                                  June 30, 1996
NET INCOME................................................................................       $      374,854
                                                                                                 ==============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING................................................            4,361,737
                                                                                                 ==============
NET INCOME (LOSS) PER SHARE:..............................................................       $          .09
                                                                                                 ==============


COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING:

    Shares outstanding as of December 31, 1995............................................            2,727,955

    Less:  Treasury stock.................................................................             (408,038)

    Add:  2,765,549 shares issued in private placement on
           March 15, 1996, outstanding 107 out of 182 days................................            1,625,900

    Add:  50,000 shares issued to sellers of Prefco, Inc. on
           March 15, 1996, outstanding 107 out of 182 days................................               29,396

    Add:  400,001 shares issued to sellers of Carlton Foods, Inc.
           on March 15, 1996, outstanding 107 out of 182 days.............................              235,165

    Add:  205,517 shares issued to Carlton noteholders on
           March 15, 1996, outstanding 107 out of 182 days................................              120,826

    Impact of dilutive stock options as of June 30, 1996..................................               30,533
                                                                                                     ----------
                                                                                                      4,361,737
                                                                                                     ==========
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